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                          PROPRIETARY AND CONFIDENTIAL
                        AGREEMENT FOR CONSULTANT SERVICES


This Agreement is made effective as of September 1, 2002 between OCEAN POWER CORPORATION, 5000 Robert J. Mathews Parkway, El Dorado Hills, California 95762, hereinafter referred to as "OPC", and CARL A. P. FRICKE hereinafter referred to as "Consultant".

The parties agree as follows:

1. Consulting services on behalf of OPC shall be for a minimum period of three (3) months. During the term of this Agreement, Consultant agrees to being retained by OPC to provide the services described in Exhibit A. OPC understands that Consultant is and will continue to be engaged in other professional and financial activities during the term of this Agreement, and due consideration will be given by OPC to these other activities in making requests for Consultant's services. Further, Consultant does now and shall continue to be free to engage in any activities of his choice, including the provision of consulting services to other individuals, governments or corporate entities, as long as those other clients are not direct competitors of OPC during the term of this agreement and as long as such services do not interfere with the provision of services described in Exhibit A.

        OPC recognizes that Consultant maintains his own offices, but may also require the use of OPC offices and support services.

2. It is understood and agreed that Consultant is an independent contractor and shall not be considered an employee of OPC. Nothing herein contained shall create the relationship of employer and employee, partnership, principal and agent, or joint venture between Consultant and OPC based on the nature and demands of the services to be performed for OPC.
        Consultant agrees that he is not entitled to the rights or benefits afforded to OPC's employees, including Disability or Unemployment insurance, Worker's Compensation, medical insurance, sick leave, or any other employment benefit.

3. Consultant will receive payment in the form of and in amounts described in Exhibit B.


                             Ocean Power Corporation
             5000 Robert J. Mathews Pkwy o El Dorado Hills, CA 95762
                         916.933.8100 o Fax 916.933.8177
                                     Page 1


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4.      Consultant  agrees that he will not disclose to unauthorized  persons or make public, directly or indirectly at any time, without the written consent of an authorized representative of OPC, any secret, proprietary or confidential information of OPC its affiliates, business associates, or other consultants, including such information developed by services provided under this Agreement, which may be obtained or developed during the time of this Agreement. Consultant further agrees to cause all
        notes,  drawings,  blueprints,  or  financial,   accounting  or  budget,
        documents,   projections   or  other   reproductions   of  any   secret,
        confidential or proprietary information prepared in the performance of the Agreement to be returned upon the termination or expiration of this Agreement.

5. Secret, proprietary, or confidential information shall not include information which was known to Consultant prior to such disclosure, was generally available to the public or was disclosed to the Consultant by a third party not affiliated with OPC.

6. OPC will indemnify and save Consultant harmless from any damages and expenses which Consultant may sustain in any manner arising out of or in connection with Consultant's consulting activities for OPC, provided that Consultant acted in good faith for purposes which Consultant reasonably believed to be in the best interests of OPC.

7. Where acquisitions, mergers, joint ventures, corporate partnering, or special business arrangements may be initiated as a result of work done or suggestions made by Consultant, and if OPC requires that Consultant perform special services related to such recommendations and suggestions, a separate arrangement for such services, acceptable to both parties, will be negotiated prior to the commencement of such services.

8. It is understood and agreed that neither this agreement nor any interest therein or claim thereunder may be assigned or transferred by Consultant or OPC. Consultant further agrees that he will not use the Agreement or the fact of its existence in any advertising or promotional literature without the prior written approval of OPC.

9.      This  Agreement  shall  be  construed,   interpreted,   and  applied  in
        accordance with the laws of the State of California.

10. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.



                             Ocean Power Corporation
             5000 Robert J. Mathews Pkwy o El Dorado Hills, CA 95762
                         916.933.8100 o Fax 916.933.8177
                                     Page 2

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11.     The term of this  Agreement  shall be renewable  after the initial three
        (3) months engagement by mutual agreement in writing.



IN WITNESS WHEREOF, the parties have caused this instrument to be signed as of the day and year above written.




OCEAN POWER CORPORATION                     CONSULTANT





BY: ___________________________             BY: _________________________
    Joseph P. Maceda, President                 Carl A. P. Fricke



















                             Ocean Power Corporation
             5000 Robert J. Mathews Pkwy o El Dorado Hills, CA 95762
                         916.933.8100 o Fax 916.933.8177
                                     Page 3

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                         EXHIBIT A - CONSULTING SERVICES

The services to be rendered by consultant, which may be amended from time to time during the term of this agreement, shall be as follows:

        Assistance with overall management of the Company, including but not limited to evaluating the company's existing desalination business model and its integration with its power systems business, assistance in
        (re)developing/updating the current business plan executive summary and corporate presentations, oversight of desalination system product development and production, assist with planning and targeting markets and customers, analysis of pricing strategies, assisting with proposal preparation and managing client relationships, assistance in hiring and assessment of key personnel, assisting in identifying and structuring relationships with strategic alliances and business partners, assistance in the execution of the Company's growth plan.







                             Ocean Power Corporation
             5000 Robert J. Mathews Pkwy o El Dorado Hills, CA 95762
                         916.933.8100 o Fax 916.933.8177
                                     Page 4
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                            EXHIBIT B - COMPENSATION


1.      Monthly retainer ($20,000).  No medical insurance or fringe benefits.

2. Option to purchase 500,000 shares of common stock at $0.02 per share (today's fair market value) fully vested at the end of the term of this agreement i.e. three (3) months from the date first written above.

3. Reimbursement for reasonable travel and other business expenses incurred in the performance of Consultant's duties, in accordance with the Company's general policies.

4. For other services, if performed: compensation, in cash, for prospects Consultant identifies and closes within 18 months after termination of this agreement (payments for the following services are separate from and in addition to the compensation described above):

        a) Finders fee (debt) 2% with an additional 3% percent for managing or closing the process if that occurs

        b)  Performance  fee  for  equity  investments  in the  Company  - 5% of
            investment  (received  by  Company  as  cash,  stock,   like-in-kind
            services or products)

        c)  Performance fee for  identifying and closing a merger,  acquisition,
            recapitalization   or   change   in   control  -  5%  of  the  total
            consideration received by the Company.

        d) Business Opportunity (product, project or services) sales that Consultant generates or are assigned to Consultant to manage (excludes all work for which CIMA Ventures is compensated) - 3% of gross proceeds received by Company

        e) If the Company requests Consultant to provide other additional services, Consultant will be paid fees that are standard for that industry and are agreed to in writing by both the Company and the Consultant.







                             Ocean Power Corporation
             5000 Robert J. Mathews Pkwy o El Dorado Hills, CA 95762
                         916.933.8100 o Fax 916.933.8177
                                     Page 5